AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 14, 1999

                                                     REGISTRATION NO. 333-59081
-------------------------------------------------------------------------------
                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

                         POST-EFFECTIVE AMENDMENT NO. 1
                                      TO
                                   FORM SB-2

                             REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933

                           U.S. PLASTIC LUMBER CORP.

          (Name of small business issuer as specified in its charter)


            NEVADA                                   3080                                87-0404343
------------------------------          ----------------------------                ------------------
(State or other jurisdiction of          (Primary Standard Industrial                 (I.R.S. Employer
incorporation or organization)            Classification Code Number)                Identification No.)

                           U.S. PLASTIC LUMBER CORP.
                        2300 W. Glades Road, Suite 440 W
                              Boca Raton, FL 33431
                                 (561) 394-3511
         (ADDRESS AND TELEPHONE NUMBER OF PRINCIPAL EXECUTIVE OFFICES)
         -------------------------------------------------------------

                           BRUCE C. ROSETTO, ESQUIRE
                           U.S. PLASTIC LUMBER CORP.
                              2300 W. Glades Road
                                  Suite 440 W
                              Boca Raton, FL 33431
                                 (561) 394-3511

           (NAME, ADDRESS, AND TELEPHONE NUMBER OF AGENT FOR SERVICE)
           ----------------------------------------------------------

                                   Copies to:
                            JANE K. STORERO, ESQUIRE
                       BLANK ROME COMISKY & MCCAULEY LLP
                                One Logan Square
                        Philadelphia, Pennsylvania 19103
                                 (215) 569-5500

         If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective registration statement filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If this Form is a post-effective registration statement filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. / /

         If delivery of the prospectus is expected to be made pursuant to Rule 434 please check the following box. / /


  THE REGISTRANT HEREBY REQUESTS THAT THIS POST-EFFECTIVE AMENDMENT NO.
1 BECOME EFFECTIVE AS SOON AS PRACTICABLE PURSUANT TO SECTION 8(c) OF THE SECURITIES ACT OF 1933.

        On, July 14, 1998, U.S. Plastic Lumber Corp., a Nevada corporation
(the "Company"), filed Registration Statement No. 333-59081 on Form SB-2, which was declared effective on July 22, 1998 (the "Registration Statement"), to register an aggregate of 4,632,929 shares of common stock, $.001 par value per share, of the Company (the "Common Stock") of which 950,000 shares were to be issued in connection with the exercise of the Company's outstanding Series B Common Stock Purchase Warrants (the "Series B Warrants"); 2,205,789 shares were to be issued in connection with the exercise of stock options; and 1,477,140 shares of Common Stock were to be issued in connection with the conversion of Series B Preferred Stock.

       The Series B Warrants convertible into 950,000 shares of Common Stock were canceled pursuant to the terms of the Series B Warrant Agreements as each Series B Warrant had not been exercised by its terms on September 30,1998. Pursuant to the terms of the Series B Warrants, such warrants were exercisable from the effective date of the Registration Statement until September 30, 1998. As of September 30, 1998, there were no Series B Warrants exercised by any warrant holders, and thus all warrants expired by their terms. Each Series B Warrant represented the right to purchase one share of Common Stock.


       The 2,205,789 shares of Common Stock to be issued in connection with the exercise of stock options to directors, officers and important consultants were subsequently registered pursuant to a Registration Statement on Form S-8 filed and declared effective on April 14, 1999 or in a Registration Statement on Form S-3 filed on April 22, 1999 and declared effective on or about May 14, 1999 with the exception of 30,000 shares previously exercised by option holders during the period the Form SB-2 Registration Statement was effective. The Company has determined to register unexercised option shares on Form S-8 in the future, to the extent such form is available. Each stock option represented the right to purchase one share of Common Stock.

         With regard to the Series B Preferred Stock, which may be converted into 1,477,140 shares of Common Stock, certain holders of Series B Preferred Stock have already converted into 722,071 shares of Common Stock. The remaining 755,069 shares may be converted at any time by the holders, subject to certain limitations and rights of redemption by the Company, and may be eligible for sale pursuant to Rule 144 of the Securities Act of 1933. Each share of Series B Preferred Stock is convertible into seven shares of Common Stock at the option of the holders.

         As of the date hereof, 30,000 shares of 4,632,929 shares had been issued. Accordingly, the Company hereby de-registers a total of 4,602,929 shares of Common Stock.

                                   SIGNATURES

         In accordance with the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe it meets all of the requirements of filing on Form SB-2 and authorizes this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, in the City of Boca Raton in the State of Florida, on May 11, 1999.

                                      U.S. PLASTIC LUMBER CORP.




                                      By: /s/ Mark S. Alsentzer
                                          ----------------------------------
                                          MARK S. ALSENTZER,  PRESIDENT
                                          CHIEF EXECUTIVE OFFICER, AND DIRECTOR

IN ACCORDANCE WITH THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THIS POST-EFFECTIVE AMENDMENT NO. 1 TO THE REGISTRATION STATEMENT WAS SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATES INDICATED.


SIGNATURE                                         CAPACITY DATE                                 DATE
---------                                         -------------                                 ----


/s/ Louis D. Paolino, Jr.                         Chairman                                      May 11, 1999
-----------------------------------
Louis D. Paolino, Jr.



/s/ Mark S. Alsentzer                             President,                                    May 11, 1999
-----------------------------------               Chief Executive Officer,
Mark S. Alsentzer                                 and Director



/s/ John Poling                                   Chief Financial Officer                       May 11, 1999
-----------------------------------
John Poling



/s/ Michael D. Schmidt                            Vice President of Finance, Treasurer         May 11, 1999
-----------------------------------               and Chief Accounting Officer
Michael D. Schmidt



/s/ John Drury                                    Director                                     May 11, 1999
----------------------------------
John Drury



/s/ Roger Zitrin                                  Director                                     May 11, 1999
----------------------------------
Roger Zitrin



/s/ August C. Schultes, Iii                       Director                                     May 11, 1999
----------------------------------
August C. Schultes, Iii



/s/ Gary J. Ziegler                               Director                                     May 11, 1999
---------------------------------
Gary J. Zeigler